Exhibit 99.1
Premier Exhibitions Signs Ten Year Agreement with
Luxor Resort & Casino in Las Vegas
New Home for Premier’s Blockbuster Exhibition Complex
Atlanta, GA (March XX, 2008) Premier Exhibitions, Inc (NASDAQ: PRXI) announced today that it has signed a ten year agreement with Luxor Resort & Casino in Las Vegas to develop a new exhibition complex which will include the highly successful BODIES...The Exhibition and Titanic: The Artifact Exhibition. As part of Premier’s on-going growth strategy the Company has elected to broaden its presence on the Las Vegas Strip.
The complex, which will include almost 50,000 square feet, is slated to include an all new Titanic exhibition with an enormous presence, along with at least one themed bar and restaurant, a “Photo Op” on Titanic’s soon to be constructed bow utilizing a moving lifeboat to gain access, the blockbuster BODIES exhibition and multiple expanded gift shops. The company expects a seamless transition in relocating to Luxor in 2008 and opening dates will be announced as construction nears completion. The lease also includes renewal options for an additional ten year period.
“Luxor is one of the most iconic resorts on the Las Vegas Strip and we are thrilled to be a part of their organization,” states Bruce Eskowitz, President and CEO of Premier Exhibitions, Inc. “Our exhibitions have hosted millions and this move will allow us to develop long term facilities that not only maximize the visitor experience but is expected to enhance our overall revenue stream from this market. We are committed to offering a variety of entertainment options to our visitors and the Luxor’s state of the art facilities will allow us to continually produce world class museum quality content in one of the greatest entertainment markets in the world.”
Felix Rappaport, President and COO of Luxor said, “We are delighted to welcome the Titanic and Bodies exhibits to Luxor this year. We are committed to offering a dynamic array of amenities and the addition of these two highly successful exhibits will be a wonderful addition for our guests.”
Providing a striking visual on the Las Vegas Strip, the 30-story Luxor Resort & Casino is an architectural wonder boasting the world’s largest atrium. A recently announced multi-phase enhancement plan is revolutionizing the iconic resort and bringing new energy to the south end of the Las Vegas Strip. Luxor is collaborating with industry leaders, like Premier Exhibitions, to bring exciting new entertainment, restaurant and nightclub amenities to the property.
Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.

Forward-Looking Statements
     Certain of the statements contained in this press release contain forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Premier Exhibitions, Inc. has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements contained in this press release may also include statements relating to Premier Exhibitions’ anticipated financial performance, business prospects, new developments, strategies and similar matters and can be identified by words such as “expects,” believes,” “anticipates,” “may,” “intends” and similar words and phrases. Certain of the factors described in Premier Exhibitions, Inc.’s filings with the Securities and Exchange Commission, including the section of its Annual Report on Form 10-K for the year ended February 28, 2007 entitled “Risk Factors,” may affect Premier Exhibitions, Inc.’s future results and cause those results to differ materially from those expressed in the forward-looking statements. Premier Exhibitions disclaims any obligation to update any of its forward-looking statements, except as may be required by law.
For additional Information:
Investor Relations
Bud Ingalls
Chief Financial Officer
404-842-2638
bingalls@prxi.com
Media Inquiries:
Premier Exhibitions, Inc.:
Katherine Morgenstern
(404) 842-2600
kmorgenstern@prxi.com